UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

NEFF CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-14145	65-0626400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3750 N.W. 87th Avenue, Suite 400 Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

(305) 513-3350

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On December 12, 2008, plaintiffs (the “Plaintiffs”) constituting certain lenders under Neff Corp.’s (“Neff”) second lien credit agreement (the “Second Lien Credit Agreement”) filed a verified complaint (the “Complaint”) in the Supreme Court of New York, County of New York, seeking to enjoin Neff’s Offer to Purchase and Consent Solicitation (the “Offer”). The Complaint alleges that the Offer constitutes a breach of the Second Lien Credit Agreement and the intercreditor agreement and of Neff’s purported fiduciary duty to the lenders.

Following oral argument on December 15, 2008, a judge denied Plaintiffs’ request for a temporary restraining order to enjoin the consummation of the Offer.

Neff believes that the assertions contained in the Complaint are without merit. Neff intends to proceed with consummation of the Offer and to vigorously oppose Plaintiffs claims, if any.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEFF CORP.

By:	/s/ Mark Irion
Mark Irion
Executive Vice President, Chief Financial Officer and Secretary

Dated: December 15, 2008